Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD Class A	 4,006
	Class B	 1,542
	Class C	     -

72DD2	Class M 	36
		Class Y	-

73A1	Class A	0.179084
	Class B	0.148931
	Class C	-

74A2	Class M	0.165067
	Class Y	-

74U1	Class A	20,820
	Class B	9,557
	Class C	-

74U2	Class M	246
	Class Y	-

74V1	Class A	9.23
	Class B	9.22
	Class C	-

74V2	Class M	9.23
	Class Y	-